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                                                                     EXHIBIT 23


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Winston Hotels, Inc. on Form S-3 (File No. 33-93516) and Form S-8 (File No. 333-19197) of our report dated January 10, 1997, on our audits of the consolidated financial statements and the financial statement schedule of Winston Hotels, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995 and the period June 2, 1994 through December 31, 1994, and of our report dated March 5, 1997, on our audits of the financial statements of Winston Hospitality, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995 and the period June 2, 1994 through December 31, 1994, and of our report dated September 21, 1994 on our audit of the combined financial statements of Initial Hotels for the five months ended June 2, 1994, which reports are included in this Annual Report on Form 10-K.



                                         /s/ COOPERS & LYBRAND L.L.P.



Raleigh, North Carolina
March 20, 1997